UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange

Act of 1934

Date of Report (Date of Earliest Event Reported):

September 13, 2012

MEASUREMENT SPECIALTIES, INC.

(Exact name of registrant as specified in its charter)

New Jersey 1-11906 22-2378738

(State or other (Commission (IRS Employer

jurisdiction of File Number) Identification No.)

incorporation)

1000 Lucas Way, Hampton, VA 23666

(Address of principal executive offices) (Zip Code)

(757) 766-1500Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2012, the shareholders of Measurement Specialties, Inc. (the “Company”) at the Company’s Annual Meeting of Shareholders, elected Messrs. R. Barry Uber and Satish Rishi as directors of the Company, for which the proposals are described in detail in the Company’s Proxy Statement for the Annual Meeting filed on July 27, 2012.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 13, 2012, the Company held its Annual Meeting of Shareholders at which the Company’s shareholders approved three proposals. The proposals are described in detail in the Company’s Proxy Statement for the Annual Meeting.

Proposal 1

The following persons were elected to the Board of Directors for a term of three years:

	FOR	WITHHELD	BROKER NON-VOTES
R. Barry Uber	12,775,411	500,769	1,120,858
Satish Rishi	12,899,409	376,771	1,120,858

Proposal 2

Shareholders ratified the appointment of Ernst & Young LLP as Measurement Specialties, Inc.'s independent registered public accounting firm for the fiscal year ending March 31, 2013, as set forth below:

FOR	AGAINST	ABSTENTIONS
14,353,181	23,768	20,089

Proposal 3

Shareholders voted to advise on executive compensation, as set forth below:

FOR	AGAINST	ABSTENTIONS
13,083,170	182,539	10,471

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Measurement Specialties, Inc.
(Registrant)

/s/ Mark Thomson
Mark Thomson
Chief Financial Officer

Date: September 14, 2012